Exhibit 99









	PACIFIC GAS AND ELECTRIC COMPANY

	TO

	THE FIRST NATIONAL BANK OF CHICAGO
	Trustee

	-----------------



	SECOND SUPPLEMENTAL INDENTURE

	Dated as of March 25, 1996

	TO

	Indenture

	Dated as of November 28, 1995


	-----------------


		SECOND SUPPLEMENTAL INDENTURE, dated as of March 25, 1996, (the "Second Supplemental Indenture"), between Pacific Gas and Electric Company, a California corporation (the "Company"), and The First National Bank of Chicago, a national banking association organized under the laws of the United States, as trustee (the "Trustee"), under the Indenture dated as of November 28, 1995, between the Company and the Trustee (the "Indenture"), as supplemented by the First Supplemental Indenture between the Company and the Trustee dated as of November 28, 1995 (the "First Supplemental Indenture").

		WHEREAS, the Company and the Trustee executed the First Supplemental Indenture providing for the issuance by the Company of its 7.90% Deferrable Interest Subordinated Debentures, Series
A (the "Debentures");

		WHEREAS, Section 901(10) of the Indenture provides for the issuance of a Supplemental Indenture by the Company and the Trustee without the consent of the holders of the Debentures to, among other things, cure any ambiguity or correct or supplement any provision in the Indenture; and

		WHEREAS, the Company had intended that it have the right to extend the interest payment period on the Debentures only so long as an Event of Default under the Indenture has not occurred and is continuing at the time of such extension notwithstanding the absence of such restriction in the First Supplemental Indenture.

	NOW THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

SECTION 101.

		The following clause shall be added at the beginning of the first sentence of the second paragraph under "Section 101 -
Title; Stated Maturity; Interest" in the First Supplemental
Indenture: "So long as an Event of Default under the Indenture has not occurred and is continuing," and, accordingly, such paragraph shall read in its entirety as follows:

		"So long as an Event of Default under the Indenture has not occurred and is continuing, the Company shall have the right, at any time during the term of the Series A Securities, from time to time to extend the interest payment period for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest), provided, however, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment
(other than payments under a Guarantee) with respect to, any shares of the Company's capital stock or any other security of the Company (including other Securities) ranking pari passu with or junior in interest to the Series A Securities, except in each case with securities ranking junior in interest to the Series A Securities and except for payments made on any series of Securities upon the Stated Maturity of such Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of the Series A Securities. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Series A Trust and the Trustee notice of its selection of such Extension Period subject to the above requirements at least one Business Day prior to the date the Series A Trust is required to give notice to the New
York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date distributions on the Series A
Preferred Securities are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly notify the holders of the Series A Preferred Securities of the Company's selection of such an Extension Period."

		IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

					PACIFIC GAS AND ELECTRIC COMPANY


						GORDON R. SMITH
					By:  ______________________________
						Gordon R. Smith
						Senior Vice President
						and Chief Financial Officer

Attest:

KATHLEEN RUEGER
______________________________
Kathleen Rueger
Assistant Corporate Secretary


	[Continuation of signature page for Second Supplemental
	Indenture]

			    THE FIRST NATIONAL BANK OF CHICAGO
				 as Trustee


				  JOHN R. PRENDIVILLE
			    By:___________________________
				Name:  John R. Prendiville
				Title: Vice President

Attest:



R. D. MANELLA
____________________
Name:  R. D. Manella
       Secretary